Exhibit 10.1

                FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

     THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT ("Amendment") dated this 31st day of March, 2011, is by and between J.M. Huber Corporation
("Seller")  and  High  Plains  Gas,  Inc.  ("Buyer").

                                    RECITALS

     A. Seller and Buyer are parties to a Purchase and Sale Agreement dated February 2, 2011, as amended from time to time (the "Agreement").

     B.     Seller  and  Buyer  wish  to  amend  the  Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

     1.     Amendments  to  Section  2.02.

          a. Section 2.02(a) of the Agreement is hereby amended by deleting the period at the end of the third sentence of Section 2.02(a)(ii) and replacing it with "; and". Section 2.02(a) is further amended to add the following:

               (iii) Separately, on or before 5:00 p.m. EST on April 6, 2011, Buyer shall deliver to Seller's Edison, New Jersey office (attention Joseph M. Dunning) One Million Five Hundred Thousand (1,500,000) duly authorized and issued shares of Buyer's common stock, par value $0.001 per share, on a certificate bearing no legend except that the transfer thereof is restricted pursuant to the Securities Act of 1933 (the "Shares"). If the Shares are not timely and properly delivered to Seller, Seller shall be entitled to retain the Two Million Dollars ($2,000,000.00) cash previously delivered as the Deposit as liquidated damages and terminate this Agreement. The effect of such termination shall be governed by Section 11.02 of the Agreement.

          b. Section 2.02(b) is hereby amended by inserting (i) "Section 2.02(a)(iii) or" between "to" and "Section 11.01(b)" in the second line thereof and (ii) "and the Shares" between "Deposit" and "as" in the fourth line thereof. Section 2.02(b) of the Agreement is hereby further amended by amending and restating the last sentence thereof as follows:

          Buyer and Seller acknowledge and agree that (i) Seller's actual damages upon a termination by Seller pursuant to Sections 2.02(a)(iii), Section 11.01(b) or Section 11.01(d) are difficult to ascertain with any certainty, (ii) the Deposit plus the Shares constitute a reasonable estimate of such actual damages, and (iii) such liquidated damages do not constitute a

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          penalty.  Further,  if  the  Agreement  is  terminated  pursuant  to
          Section 11.01(b) or Section 11.01(d), Seller in its sole discretion may dispose of the Shares in any manner and at such time(s) as it determines so long as it complies with the requirements of applicable securities laws, including without limitation Rule 144 promulgated under the Securities Act of 1933. Buyer agrees to maintain "current public information," as such term is used in Rule 144, so long as Seller is the owner of any Shares.

          c. Section 2.02(c) of the Agreement is hereby amended by inserting the following before the last sentence thereof:

          In addition, Seller shall return the Shares to Buyer within the same time period.

          d.  Section  2.02(d)  of  the  Agreement  is amended by inserting "and
     Shares" between "Deposit" and "to" in the sixth line thereof and by inserting "and the Shares" before the period in the final sentence thereof.

     2.     Operation  of the Assets.     The Agreement is hereby amended to add
the  following:

          SECTION 7.05 Personnel. THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT, AS A RESULT OF CLOSING HAVING BEEN DELAYED, SELLER'S ABILITY TO OPERATE AND ADMINISTER THE ASSETS MAY BE COMPROMISED OR DEGRADED DUE TO PERSONNEL LOSS. ACCORDINGLY, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS ARTICLE 7 AND IN THIS AGREEMENT, BUYER RECOGNIZES AND AGREES THAT SELLER'S ABILITY TO PERFORM ITS COVENANTS IN ARTICLE 7 OF THIS AGREEMENT MAY BE IMPAIRED. BUYER HEREBY RELEASES SELLER FROM ANY AND ALL CLAIMS THAT MAY ARISE FROM SELLER'S FAILURE TO PROPERLY PERFORM OR INABILITY TO FULLY PERFORM ITS OBLIGATIONS UNDER THIS ARTICLE 7 DUE TO LOSS OF SUCH PERSONNEL.

     3.     Amendments  to  Section  10.02.

          a.     The  following  is  hereby  inserted as a new Section 10.02(c):

               (c) At Closing, the Shares will, in Seller's sole discretion, be treated as follows:

                    (i) if the Seller does not wish to retain the Shares, the Shares shall be returned to Buyer immediately after Seller's receipt of the Purchase Price, in which event there shall be neither an increase to the Purchase Price pursuant to Section 10.02(a) nor a decrease to the Purchase Price pursuant to Section 10.02(b);

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                    or

                    (ii) if the Seller wishes to retain the Shares it may do so, in which event the Purchase Price shall be decreased by One Million Five Hundred Thousand Dollars ($1,500,000.00) as a downward adjustment pursuant to Section 10.02 (b).

          b. Section 10.02(c) of the Agreement is hereby re-lettered "Section 10.02(d)" and is hereby amended and restated as follows:

               (d) The allocations of costs and expenses and/or adjustments to the Purchase Price described in Section 10.02(a), Section 10.02(b) and
          Section 10.02(c)(ii) (the latter only if the Seller elects to retain the Shares) are referred to herein as the "Purchase Price Allocations and Adjustments."

     4. Registration of the Shares. The Agreement is hereby amended to add the following:

          SECTION 10.10 Registration of the Shares. If the Seller elects in its sole discretion to retain the Shares pursuant to Section 10.02(c)(ii), Buyer (at its sole expense) shall register the Shares for resale on behalf of Seller in any registration statement filed by Buyer with the United States Securities and Exchange Commission ("SEC"). The Shares shall be registered on no less favorable terms than those accorded to any other investor the resale of whose common stock issued by Buyer is also covered by such registration statement. Seller agrees to enter into, and to be bound by the terms of, a registration rights agreement on customary terms. Notwithstanding the foregoing, in its sole discretion, Seller may also dispose of the Shares in any manner and at such time(s) as it determines so long as it complies with the requirements of applicable securities laws, including without limitation Rule 144 promulgated under the Securities Act of 1933. Buyer agrees to maintain "current public information," as such term is used in Rule 144, so long as Seller is the owner of any Shares.

     5. Closing Date. In Section 10.01 of the Agreement, "March 31, 2011" is hereby deleted and replaced with "April 29, 2011."

     6. Further Amendment. In Section 11.01(d) of the Agreement, "March 31, 2011" is hereby deleted and replaced with "April 29, 2011."

     7. Defined Terms. Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to them in this Agreement.

     8. No Other Amendments. Except as expressly provided in this Amendment above, all terms of the Agreement remain in full force and effect and nothing herein shall otherwise affect any other provision of the Agreement or the rights and obligations of Buyer and Seller therein.

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     9.     Counterparts.  This  Amendment  may  be  executed  in  one  or  more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

     10. Construction. This Amendment shall be governed by and interpreted and enforced in accordance with the terms of the Agreement.

                              SELLER:

                              J.M.  HUBER  CORPORATION


                              By:    ________________________________
                              Name:  ________________________________
                              Title: ________________________________

                              BUYER:

                              HIGH  PLAINS  GAS,  INC.


                              By:    ________________________________
                              Name:  ________________________________
                              Title: ________________________________